UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 25, 2007
(Date of earliest event reported)

WESTAFF, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)
000-24990		94-1266151
(Commission File Number)		(I.R.S. Employer Identification No.)

298 North Wiget Lane, Walnut Creek, CA 94598
(Address of Principal Executive Offices, including Zip Code)

(925) 930-5300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b)  under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.02   Termination of a Material Definitive Agreement

The information contained in Item 5.02 below is incorporated herein by reference.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           On June 25, 2007, John P. Sanders tendered his resignation as Senior Vice President, Chief Financial Officer and Treasurer of Westaff, Inc., a Delaware corporation (the “Company”), and all of its subsidiaries, effective June 29, 2007, for family reasons.  As a result, his employment contract dated as of February 20, 2001, as amended (the “Employment Contract”) will terminate effective June 29, 2007.

Under the Employment Contract, Mr. Sanders was entitled to thirty (30) days’ advance written notice of termination and was eligible to receive transition compensation under the Key Employee Transition Compensation Plan (the “Plan”) effective June 2, 2003 (as amended September 20, 2004).  The Plan provides for transition compensation for up to one year following a change in control, or in the event of his job elimination, and he had not been offered a comparable position, similar in responsibility, skill requirements and work schedule, within 30 miles of his then current primary place of work, with a salary of no less then 90% of his then current salary.  The transition compensation was payable in the form of a single lump sum cash payment equivalent to twenty-six (26) weeks of his then current pay, less appropriate withholdings, provided that he was an active regular employee or on an approved leave of absence of no more than six (6) months in the twelve (12) month-period prior to the time of position elimination or restructuring, he had not voluntarily terminated his employment prior to the elimination of his position, and he had not been dismissed for cause or performance-related issues. Due to Mr. Sanders’ resignation, he will not be entitled to any of the above compensation.

In addition to Mr. Sanders’ Employment Contract, on May 10, 2007, the Company, Westaff Support, Inc., Westaff (USA), Inc. and John P. Sanders entered into a Retention Agreement (the “Sanders Agreement”).  Pursuant to the terms of the Sanders Agreement, Mr. Sanders agreed to remain an employee and perform his duties with the Company as Senior Vice President, Chief Financial Officer and Treasurer for a transition period extending through June 29, 2007.  In connection therewith, the Company agreed to pay Mr. Sanders a lump-sum retention bonus equal to two (2) months of his base salary, less applicable withholding taxes (i.e., $40,000, less applicable withholding taxes), within ten business days after the end of the transition period, and Mr. Sanders agreed to release the Company from any obligation to pay him severance under the Company’s Key Employee Transition Compensation Plan.

On June 25, 2007, the Company engaged Financial Leadership Group, LLC (“FLG”) to provide interim senior financial management while the Company completes its search for a full time replacement for Mr. Sanders.  FLG is a CFO services and advisory firm located in Northern California.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTAFF, INC.

	By:	/s/ Bonnie A. McDonald
Bonnie A. McDonald
Vice President and Secretary
Date: June 29, 2007